EXHIBIT 99.1

Marlin Business Services Corp. Announces Departure of Chief Financial Officer

MOUNT LAUREL, N.J., Sept. 04, 2018 (GLOBE NEWSWIRE) -- Marlin Business Services Corp. (NASDAQ: MRLN) (“Marlin” or the “Company”) announced that W. Taylor Kamp has left his position as Senior Vice President and Chief Financial Officer, effective today. Mr. Kamp will remain with Marlin as a consultant through the end of this year to assist in the transition of the Company’s finance and accounting functions.

Jeffrey A. Hilzinger, Marlin’s President and CEO, commented, “On behalf of the entire organization I would like to thank Taylor for his dedicated service and his contributions to our Company.  I wish him all the best in his future endeavors.”

Mr. Kamp said, “I have valued my time at Marlin as its CFO and believe I have made meaningful contributions to its success. However, I feel the time is right to progress to a new stage of my career which my experience at Marlin has made possible. I am proud of our accomplishments the last three years and I am sincerely confident Marlin will achieve continued success in the future.”

Executive search firm Korn Ferry has been engaged to assist the Company in leading a comprehensive search process to identify Mr. Kamp's successor.

About Marlin Business Services Corp.
Marlin Business Services Corp. is a nationwide provider of credit products and services to small businesses with a mission of helping small businesses fulfill their American dream. Our products and services are offered directly to small businesses and through financing programs with independent equipment dealers and other intermediaries. Marlin and its wholly-owned operating subsidiary, Marlin Business Bank, are publicly traded (NASDAQ:MRLN).  For more information about Marlin, visit www.marlinfinance.com or call toll free at (888) 479-9111.

Forward-Looking Statements
This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. All forward-looking statements (including statements regarding future financial and operating results) involve risks, uncertainties and contingencies, many of which are beyond our control, which may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. All statements contained in this release that are not clearly historical in nature are forward-looking, and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” “may,” “intend” and similar expressions are generally intended to identify forward-looking statements. Economic, business, funding, market, competitive, legal and/or regulatory factors, among others, affecting our business are examples of factors that could cause actual results to differ materially from those described in the forward-looking statements. More detailed information about these factors is contained in our filings with the Securities and Exchange Commission, including the sections captioned “Risk Factors” and “Business” in the Company’s Form 10-K filed with the Securities and Exchange Commission. We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contacts:
Ed Dietz
Senior Vice President & General Counsel
856-505-4458

Lasse Glassen,
Addo Investor Relations
lglassen@addoir.com
424-238-6249